Exhibit 10.22
AMENDMENT NO. 3 TO CRUDE OIL SUPPLY AGREEMENT
     THIS AMENDMENT NO. 3 TO CRUDE OIL SUPPLY AGREEMENT (the “Amendment”), dated as of May 4, 2010 but effective as of April 1, 2010 (the “Amendment Effective Date”), is made by and between CALUMET SHREVEPORT FUELS, LLC, an Indiana limited liability company (“Customer”), and LEGACY RESOURCES CO., L.P., an Indiana limited partnership (“Supplier”). Each of Customer and Supplier is sometimes referred to hereinafter individually as a “Party” and they are collectively referred to as the “Parties.”
RECITALS
     WHEREAS, Customer owns and operates a refinery in Shreveport, Louisiana (the “Refinery”) for the processing and refining of crude oil into specialty lubricating oils and other refined products;
     WHEREAS, Supplier is able to obtain certain commodities, including crude oil, from various supply sources; and
     WHEREAS, the Parties entered into that certain Crude Oil Supply Agreement (the “Agreement”) dated as of September 1, 2009, whereby Customer agreed to purchase from Supplier, and Supplier agreed to sell and supply to Customer, crude oil on a just in time basis in order to meet the inventory requirements of the Refinery.
     WHEREAS, pursuant to Section 23 of the Agreement, the Parties desire to amend certain provisions of the Agreement as of the Amendment Effective Date.
AMENDMENT TO AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing recitals and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree to amend the Agreement as of the Amendment Effective Date as follows:
1.	Defined Terms. The definitions of the following capitalized term used in the Agreement is deleted and replaced in their entirety with the following definitions:
“Average Purchase Price” means the sum of (i) the monthly average per barrel price quoted for the first nearby month for West Texas Intermediate crude oil on the New York Mercantile Exchange and (ii) $0.40 per barrel, or such other price as may be agreed by the Parties in accordance with Section 5.
“Brown Station Tanks” means Customer’s storage tanks located at Brown Station, Louisiana, which tanks are more specifically identified by serial number on Amendment No. 3 Exhibit B attached hereto.
“Premium” means the amount calculated in accordance with the table set forth on Amendment No. 3 Exhibit A attached hereto.

“Storage Tanks” means the Brown Station Tanks, as such terms may be used interchangeably in the Agreement.
2.	The capitalized term “Site Tanks” is deleted in its entirety from the Agreement.

3.	Section 6 of the Agreement shall be deleted and replaced in its entirety by the following:
     “6. Scheduling; Storage of Raw Material.
     (a) Orders and Scheduling.
     (i) No later than the twentieth day of each calendar month during the Supply Period (or if such twentieth day is not a Business Day, then on the immediately succeeding Business Day) (the “Indication Date”), Customer shall send to Supplier an indication of its needs for Raw Material for the next succeeding calendar month (an “Indication of Need”). The Parties hereby agree that the Indication of Need shall not constitute a binding obligation of Customer and is intended to provide Supplier with guidance for purposes of seeking out and procuring the Raw Material.
     (ii) Based on Customer’s Indication of Need, Supplier shall be solely responsible for procuring the necessary quantity of Raw Material and for storing such Raw Material until such time as it is delivered to Customer in accordance with the terms hereof. Supplier shall have the right to source Raw Material from any producer of crude oil selected by Supplier in its sole discretion.
     (b) Storage of Raw Material. Supplier shall be solely responsible for transportation and storage of the Raw Material until such time as the Raw Material is delivered to Customer in accordance with the terms hereof. In order to facilitate and expedite the delivery of Raw Material to Customer, during the Supply Period Supplier shall have the exclusive right to store the Raw Material in the Storage Tanks.
During the Supply Period, Customer shall maintain the Storage Tanks in good working order in accordance with customary industry practices. Notwithstanding Supplier’s use of the Storage Tanks for the storage of Raw Material, the Parties hereby agree and acknowledge that (A) the Storage Tanks shall at all times remain the property of and under the sole custody and control of Customer, and Supplier shall not by virtue of this Agreement obtain any rights to the Storage Tanks other than the right to use the same for the limited purposes specified in this Section, and (B) title to and risk of loss of the Raw Material shall not pass to Customer except as contemplated by Section 8(c) below.”
4.	Section 8(a)of the Agreement shall be deleted and replaced in its entirety by the following:
     “ (a) Delivery and Calculation of Usage.
     (i) Supplier shall deliver the Raw Material to Customer free and clear of any mortgages, pledges, liens, charges or other security interests or encumbrances. During the Supply Period, Customer may take delivery of Raw Material at any time by removing the Raw Material from the Storage Tanks, and the Raw Material shall be deemed to have been delivered to Customer at the point where the Raw Material passes the flange from each of the Storage Tanks to the Pipeline (the “Delivery Point”).
     (ii) At 8:00 a.m. Central time on the first calendar day of each month, Customer will strap the Storage Tanks. The Customer shall calculate on such day the amount of Raw Material consumed by Customer during the preceding month by (A) adding to the ending inventory from the immediately preceding month the sum of all Raw Material delivered by Supplier to the Storage Tanks during such month, based on Supplier’s purchase and other Raw Material movement records for such month (subject to adjustment for variances objectively demonstrated by Supplier or Customer), and (B) subtracting from such sum the ending inventory balance of Raw Material determined by strapping the Storage Tanks. In the event of any disagreement by the Parties regarding the results of the foregoing, the Parties shall work together in good faith to attempt to resolve any differences.”
5.	Section 9(a) of the Agreement shall be deleted and replaced in its entirety by the following:
     “(a) Payment. On a weekly basis, Customer shall provide to Supplier a summary report of the Raw Material removed from each Storage Tank during the immediately preceding calendar week, and setting forth the amount due to Supplier in respect of the Raw Material removed from the Storage Tanks during such week (the “Delivered Inventory Report”), and no later than the three (3) Business Days of each calendar month following (or the immediately succeeding Business Day if such day is not a Business Day) pay to Supplier, by wire transfer of immediately available funds to the account specified on Exhibit D attached hereto, the amount determined by Customer and set forth in the Delivered Inventory Report. On a monthly basis, Customer and Supplier shall reconcile Raw Material deliveries and pricing for the calendar month as reflected in the weekly Delivered Inventory Reports for calculation of the final adjustment, if any, for the amount due to/from Supplier for that calendar month. Any such amounts due based on this final monthly reconciliation will be payable to the respective Party on the twentieth (20th) day (or the immediately succeeding Business Day if such day is not a Business Day) of the succeeding calendar month.”
6.	All other terms and conditions of the Agreement are unchanged and remain in full force and effect as of the Amendment Effective Date.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written, but effective as of April 1, 2010.

CALUMET SHREVEPORT FUELS, LLC

By:  Calumet Shreveport, LLC, its sole member

By:  Calumet Lubricants Co., L.P., its sole
        member

By:  Calumet LP GP, LLC, its general partner

By:  Calumet Operating, LLC, its sole member

By:  Calumet Specialty Products Partners, L.P.,
        its sole member

By:	Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President & CFO

LEGACY RESOURCES CO., L.P. By: Legacy Acquisitions, Inc., its general partner
By:	/s/ Mark F. Smith
	Name:	Mark F. Smith
	Title:	President

AMENDMENT NO. 3 EXHIBIT A

Average First Nearby Month WTI Price
Per Barrel as Quoted on the New York
Mercantile Exchange (NYMEX) for Month	Premium per Barrel for
of Delivery	Month of Delivery
$30.00 — $39.99	$0.38
$40.00 — $49.99	$0.46
$50.00 — $59.99	$0.53
$60.00 — $69.99	$0.61
$70.00 — $79.99	$0.68
$80.00 — $89.99	$0.76
$90.00 — $99.99	$0.83
$100.00 — $109.99	$0.91
$110.00 — $119.99	$0.98
$120.00 — $129.99	$1.06
$130.00 — $139.99	$1.13
$140.00 — $149.99	$1.21
$150.00 — $159.99	$1.28

AMENDMENT NO. 3 EXHIBIT B
Storage Tanks located at Brown Station, LA:
1.	Tank 209

2.	Tank 210

3.	Tank 211